                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ZOLL MEDICAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            ZOLL MEDICAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            ZOLL MEDICAL CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 12, 2002
                             ---------------------

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Zoll Medical Corporation (the "Company") will be held on Tuesday, February 12, 2002 at 10:00 a.m. at Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 for the following purposes:

          1. To elect two Class I directors of the Company to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          2. To approve the Zoll Medical Corporation 2001 Stock Incentive Plan, which authorizes the Directors to issue options and other stock awards totaling 435,000 shares of Common Stock, or 4.9% of the Company's outstanding Common Stock; and

          3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 31, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Stockholders of record of the Company's common stock, par value $.02 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          RAYMOND C. ZEMLIN,
                                          Clerk

Burlington, Massachusetts
January 11, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            ZOLL MEDICAL CORPORATION
                                32 SECOND AVENUE
                                 NORTHWEST PARK
                        BURLINGTON, MASSACHUSETTS 01803
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 12, 2002

                                                                January 11, 2002

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zoll Medical Corporation (the "Company") for use at the 2002 Annual Meeting of Stockholders of the Company to be held on Tuesday, February 12, 2002 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (i) the election of two Class I directors of the Company; (ii) the approval of the Zoll Medical Corporation 2001 Stock Incentive Plan; and (iii) any other matters properly brought before the Annual Meeting.

VOTING

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about January 11, 2002. The Board of Directors has fixed the close of business on December 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.02 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,908,134 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as "yes votes"; votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. The 2001 Stock Incentive Plan shall be approved by a majority of the shares voting on the approval of the 2001 Stock Incentive Plan. Votes may be cast FOR or AGAINST the approval of the 2001 Stock Incentive Plan. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the 2001 Stock Incentive Plan.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTER OTHER THAN THAT SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE

PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES AND A VOTE FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 2001 Annual Report, including the Company's audited financial statements for the fiscal year ended September 30, 2001, is being mailed to stockholders concurrently with this Proxy Statement.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company is currently comprised of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of stockholders.

     At the Annual Meeting, two Class I directors will be elected to serve until the 2005 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Daniel M. Mulvena and Benson F. Smith for election as Class I directors (the "Nominees"). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the two Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2003 and 2004 based on information furnished to the Company by each director. The following information is as of September 30, 2001 unless otherwise specified.

                                                              AMOUNT AND NATURE OF
       NAME AND PRINCIPAL OCCUPATION               DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
            FOR PAST FIVE YEARS              AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-------------------------------------------  ---   --------   --------------------   --------
                  CLASS I NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING
Daniel M. Mulvena..........................  53      1998             7,500(2)            *
  Mr. Mulvena is the owner of Commodore
  Associates, Inc., a consulting company.
  From 1992 to 1995, Mr Mulvena was a Group
  Vice President of Boston Scientific
  Corporation. Mr. Mulvena serves as
  Chairman of the Board of Directors of
  Echo-cath, Inc. and Magna Lab, Inc. He is
  also a director of Thoratec Laboratories,
  Inc. and Cambridge Heart, Inc., where he
  serves as a member of each of their
  respective Compensation Committees.

                                                              AMOUNT AND NATURE OF
       NAME AND PRINCIPAL OCCUPATION               DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
            FOR PAST FIVE YEARS              AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-------------------------------------------  ---   --------   --------------------   --------
Benson F. Smith............................  54      2000             2,500(3)            *
  Mr. Smith is a Senior Consultant at
  Gallup organization, a research
  organization. Mr. Smith was formerly
  President, Chief Operating Officer and a
  member of the Board of Directors of C.R.
  Bard, Inc. Mr. Smith worked at C.R. Bard,
  Inc. in various capacities for 25 years
  until his retirement in 1998. Mr. Smith
  currently serves as a director of
  Rochester Medial Corporation, as well as
  a board member for a variety of academic
  and health-related organizations.

                   CLASS II CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2003
Willard M. Bright, Ph.D....................  87      1983            93,200(4)          1.0%
  Dr. Bright previously served as Chairman
  of the Board of Directors of the Company.
  Prior to joining the Company, Dr. Bright
  served as President and Chief Executive
  Officer of The Kendall Company and
  Boehringer Mannheim Corporation, medical
  products manufacturers, and President and
  director of Curtiss-Wright Corp., an
  aerospace and industrial products
  manufacturer.
Thomas M. Claflin, II......................  60      1980            59,474(5)            *
  Mr. Claflin is a principal of Claflin
  Capital Management, Inc., a venture
  capital firm, and general partner of its
  venture capital partnerships.
M. Stephen Heilman, M.D....................  68      1996            25,000(6)            *
  Dr. Heilman founded and has served as
  Chairman and Chief Executive Officer of
  Lifecor, Inc., a medical device company,
  since 1986. Dr. Heilman also founded and
  has served as Chairman and Chief
  Executive Officer of Vascor, Inc. since
  1986 and also founded Medrad Inc. in
  1964. Dr. Heilman is a director of
  SkyMark Corporation, Medrad Inc. and
  Precision Therapeutics and serves as the
  Chairman of the Board of Directors of
  Allie-Kiski Medical Center.

                                                              AMOUNT AND NATURE OF
       NAME AND PRINCIPAL OCCUPATION               DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
            FOR PAST FIVE YEARS              AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-------------------------------------------  ---   --------   --------------------   --------
                  CLASS III CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2004
Richard A. Packer..........................  44      1996            92,800(7)            1%
  Mr. Packer joined the Company in 1992 and
  in November 1999 was appointed Chairman
  of the Board of Directors and Chief
  Executive Officer. Mr. Packer served as
  President, Chief Operating Officer and
  Director from May 1996 to his appointment
  as CEO. Since 1992 he has served as Chief
  Financial Officer and Vice President of
  Operations of the Company. From 1987 to
  1992, Mr. Packer served as Vice President
  of various functions for Whistler
  Corporation, a consumer electronics
  company. Prior to this, Mr. Packer was a
  manager with the consulting firm of
  PRTM/KPMG, specializing in operations of
  high technology companies. Mr. Packer is
  a director of Lifecor, Inc. Mr. Packer
  received B.S. and M. Eng. degrees from
  the Rensselaer Polytechnic Institute and
  an M.B.A. from the Harvard Graduate
  School of Business Administration.

James W. Biondi, M.D.......................  45      1999             6,000(8)            *
  Dr. Biondi has served as Chairman of
  Cardiopulmonary Corp. since its founding
  in 1988, and Chief Executive Officer and
  President since 1992. Cardipulmonary
  Corp. designs, develops and assembles
  advanced software driven ventilators used
  for the treatment of anesthesia and
  intensive care patients. Since 1992, Dr.
  Biondi has been an Adjunct Assistant
  Professor of Medicine at Yale University
  School of Medicine. Dr Biondi also serves
  as Chairman of Ivy Biomedical Systems,
  Inc. and is a member of Ivy Biomedical
  Systems, Inc.'s Compensation Committee.
All directors and executive officers as a
  group (11 persons).......................                         339,974(9)          3.8%

---------------

 *  Less than 1%.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.

(2) Represents 7,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

(3) Represents 2,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

(4) Represents 78,200 shares of Common Stock held by the Willard M. Bright Revocable Inter Vivos Trust dated August 2, 1990 and 15,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

(5) Includes 229 shares of Common Stock held by Mr. Claflin's spouse and 10,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

(6) Includes 10,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

(7) Includes 79,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001. Does not include 57,500 options to purchase Common Stock which are not exercisable within 60 days of September 30, 2001.

(8) Includes 5,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

(9) Includes 179,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after September 30, 2001.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 4 meetings during the fiscal year ended September 30, 2001. Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of which he was a member which were held during the period he was a director or committee member.

     The Company has standing Audit and Compensation Committees. The members of the Audit Committee are Messrs. Claflin (as Chairman) and Smith and Dr. Heilman. Each of the members of the Audit Committee is independent as defined in the National Association of Securities Dealers' listing standards. The Audit Committee reviews the results of the annual audit of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. In November 2001, the Board of Directors amended the charter of the Company's Audit Committee. A copy of the amended charter of the Audit Committee is included as Exhibit A to this Proxy Statement. During the fiscal year ended September 30, 2001, the Audit Committee held 6 meetings. The Audit Committee's report on the Company's audited financial statements for the fiscal year ended September 30, 2001 appears elsewhere in this Proxy Statement.

     The members of the Compensation Committee are Mr. Mulvena (as Chairman) and Dr. Biondi. The Compensation Committee reviews and approves the Company's executive compensation and benefit policies, administers the Company's 1992 Stock Option Plan and the Non-Employee Directors' Stock Option Plan and will administer the Company's 2001 Stock Incentive Plan, if approved at the Annual Meeting. During the fiscal year ended September 30, 2001, the Compensation Committee held 2 meetings. The Compensation Committee's report on executive compensation appears elsewhere in this Proxy Statement.

     The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by the Company's By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive: (i) an $8,000 annual retainer payable quarterly; (ii) a $2,000 annual retainer for Committee Chairmen payable quarterly; and (iii) a $500 meeting fee for each meeting of directors attended. Dr. Bright has a consulting arrangement with the Company pursuant to which he provides management, personnel and marketing advice and services to the Company. During the fiscal year ended September 30, 2001, Dr. Bright received $50,000 pursuant to this arrangement.

     Non-Employee Directors' Stock Option Plan. The Company has adopted a Non-Employee Directors' Stock Option Plan which provides that each Director of the Company who is not also an employee of the Company will be granted options to purchase 10,000 shares of the Company's Common Stock. Each Non-Employee Director of the Company who served in such position on April 23, 1996, the effective date of this Plan, received a grant of options as of that date. Each Non-Employee Director who is first elected to the Board of Directors after that date is automatically granted an option to purchase 10,000 shares of Common Stock on the date such person is initially elected to the Board. The exercise price of options granted under the Plan is equal to the fair market value of the Common Stock on the date of grant. All options granted under the Plan vest in four equal annual installments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the three fiscal years ended September 30, 2001 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers in fiscal year 2001 (collectively, the "Named Executive Officers").

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
                                                    ANNUAL COMPENSATION                 SHARES
                                         -----------------------------------------    UNDERLYING
NAME AND                                                            OTHER ANNUAL       OPTIONS          ALL OTHER
PRINCIPAL POSITION                YEAR   SALARY($)   BONUS($)(1)   COMPENSATION($)    GRANTED(#)    COMPENSATION($)(2)
------------------                ----   ---------   -----------   ---------------   ------------   ------------------
Richard A. Packer...............  2001    250,000       75,000             --           20,000             990
  Chief Executive Officer         2000    237,500      120,000             --           75,000             941
  and President                   1999    205,000       90,000             --            5,000             984
A. Ernest Whiton................  2001    170,000       42,500                          10,000             673
  Chief Financial Officer and     2000    155,000       61,000             --               --             614
  Vice
    President -- Administration   1999    102,421       50,000             --           40,000             492
Donald Boucher..................  2001    160,000       22,000                          10,000             634
  Vice President -- Research      2000    147,000       38,250                                             582
  and Development                 1999    140,000       37,500             --               --             672
Steven Flora....................  2001    160,000       29,500                          10,000             634
  Vice President -- N.A. Sales    2000    154,166       69,000             --               --             610
                                  1999    145,000      125,000         59,281(3)            --             696
Ward M. Hamilton................  2001    160,000       23,500                          10,000             634
  Vice President -- Marketing     2000    147,000       40,000             --               --             582
                                  1999    140,000       45,000             --               --             672

---------------

(1) Amounts shown for each fiscal year include bonuses paid during the succeeding fiscal year. Thus, the 1999 bonus includes an amount paid in fiscal 2000 for fiscal 1999, the 2000 bonus includes an amount paid in fiscal 2001 for fiscal 2000, and the 2001 bonus includes an amount paid in fiscal 2002 for fiscal 2001.

(2) All Other Compensation reflects life insurance premiums paid by the Company for the Named Executive Officers.

(3) Relocation expenses.

     Option Grants in Last Fiscal Year. The following table sets forth certain information regarding options granted during the fiscal year ended September 30, 2001 by the Company to the Named Executive Officers.

                                                           INDIVIDUAL GRANTS             POTENTIAL REALIZABLE
                                                 -------------------------------------     VALUE AT ASSUMED
                                                 % OF TOTAL                                 ANNUAL RATES OF
                                    NUMBER OF     OPTIONS                                     STOCK PRICE
                                    SECURITIES    GRANTED                                  APPRECIATION FOR
                                    UNDERLYING       TO       EXERCISE OR                   OPTION TERM(1)
                                     OPTIONS     EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------
NAME                                 GRANTED      IN 2001       ($/SH)         DATE        5%($)      10%($)
----                                ----------   ----------   -----------   ----------   ---------   ---------
Richard A. Packer.................    5,000         1.7%         42.94      11/27/2010    135,016     342,157
Richard A. Packer.................    5,000         1.7%         40.13        2/8/2011    126,172     319,745
Richard A. Packer.................    5,000         1.7%         22.95       4/27/2011     72,166     182,882
Richard A. Packer.................    5,000         1.7%         31.21       7/25/2011     98,139     248,704
A. Ernest Whiton..................    2,500         0.9%         42.94      11/27/2010     67,508     171,078
A. Ernest Whiton..................    2,500         0.9%         40.13        2/8/2011     63,086     159,872
A. Ernest Whiton..................    2,500         0.9%         22.95       4/27/2011     36,083      91,441
A. Ernest Whiton..................    2,500         0.9%         31.21       7/25/2011     49,070     124,352
Ward M. Hamilton..................    2,500         0.9%         42.94      11/27/2010     67,508     171,078
Ward M. Hamilton..................    2,500         0.9%         40.13        2/8/2011     63,086     159,872
Ward M. Hamilton..................    2,500         0.9%         22.95       4/27/2011     36,083      91,441
Ward M. Hamilton..................    2,500         0.9%         31.21       7/25/2011     49,070     124,352
Donald Boucher....................    2,500         0.9%         42.94      11/27/2010     67,508     171,078
Donald Boucher....................    2,500         0.9%         40.13        2/8/2011     63,086     159,872
Donald Boucher....................    2,500         0.9%         22.95       4/27/2011     36,083      91,441
Donald Boucher....................    2,500         0.9%         31.21       7/25/2011     49,070     124,352
Steven Flora......................    2,500         0.9%         42.94      11/27/2010     67,508     171,078
Steven Flora......................    2,500         0.9%         40.13        2/8/2011     63,086     159,872
Steven Flora......................    2,500         0.9%         22.95       4/27/2011     36,083      91,441
Steven Flora......................    2,500         0.9%         31.21       7/25/2011     49,070     124,352

---------------

(1) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information regarding stock options exercised during the fiscal year ended September 30, 2001 and stock options held as of September 30, 2001 by each Named Executive Officer.

                                                                NUMBER OF SHARES                   VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                         SHARES                            OPTIONS AT FISCAL YEAR-END              AT FISCAL YEAR-END(2)
                       ACQUIRED ON       VALUE        ------------------------------------   ---------------------------------
NAME                   EXERCISE(#)   REALIZED($)(1)   EXERCISABLE(#)(3)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                   -----------   --------------   -----------------   ----------------   --------------   ----------------
Richard A. Packer....        --              --            79,500              57,500          1,152,263          119,388
A. Ernest Whiton.....    10,000         304,375             5,875              29,375            136,697          563,350
Ward M. Hamilton.....        --              --             9,625               9,375            255,713           42,600
Donald Boucher.......     6,000         227,250            17,875               9,375            495,506           42,600
Steven Flora.........     4,500         145,688            16,125              19,375            433,613          322,350

---------------

(1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

(2) Year-end value is based on the closing market price per share on September 28, 2001 ($35.60), less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

(3) Includes options exercisable within 60 days after September 30, 2001.

STOCK PERFORMANCE CHART

     The following chart provides an annual comparison, from September 30, 1996 of the cumulative total shareholder return (assuming reinvestment of any dividends) among Zoll Medical Corporation, the Russell 2000 Index and the JP Morgan H&Q Healthcare (excluding Biotechnology) Index, an industry index of 43 health care and medical technology companies (including the Company). The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The historical information set forth below is not necessarily indicative of future performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZOLL MEDICAL CORPORATION, THE RUSSELL 2000 INDEX
      AND THE JP MORGAN H & Q HEALTHCARE -- EXCLUDING BIOTECHNOLOGY INDEX

                              [PERFORMANCE CHART]

                                             9/96     9/97     9/98     9/99     9/00     9/01
                                            ------   ------   ------   ------   ------   ------
Zoll Medical Corporation..................  100.00    45.16    48.79   195.16   314.52   229.68
Russell 2000..............................  100.00   133.19   107.86   128.43   158.47   124.86
JP Morgan H & Q Healthcare -- excluding
  biotechnology...........................  100.00   119.93   122.63   123.05   182.24   191.92

* $100 invested on 9/30/1996 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.

REPORT OF THE COMPENSATION COMMITTEE

     Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company effectively and continuing its growth in the competitive marketplace for cardiac resuscitation equipment. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

     Like many other public companies, the Company uses a three-pronged approach to its compensation for each executive for the following twelve months. First, the executive's base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company maintains an incentive bonus program for executive officers and certain other members of management under which discretionary bonuses may be offered based upon the achievement of corporate and individual performance goals. The objective of the incentive bonus program is to reward executives for their past twelve months' performance. Finally, the Company utilizes stock options granted under its 1992 Stock Option Plan as a long-term incentive for the executive officers as well as for many other employees of the Company. The Company believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a four-year period.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Company's Compensation Committee, which is currently composed of two non-employee directors. The Compensation Committee meets periodically and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company's executive officers and the granting of options are then approved or ratified by all of the non-employee directors.

     Factors Considered in Setting Compensation of the Chief Executive Officer and President. Mr. Packer, who has served as President of the Company since 1996, became Chief Executive Officer and Chairman in November 1999. Mr. Packer has an employment agreement with the Company providing for a base salary of $250,000. The Compensation Committee considers the Company's financial performance, as measured by sales and earnings growth, to be a significant determinant in Mr. Packer's overall compensation package. In making its determinations, however, the Compensation Committee also considers a number of other factors which are not subject to precise quantitative measurement and which the Committee believes can only be properly assessed over the long term.

     Compensation Decisions for Chief Executive Officer. Each year the Committee reviews the performance of the Company's Chief Executive Officer. The Committee concluded that Mr. Packer achieved significant success in meeting several key strategic goals and was instrumental to the strong operating and financial performance of the Company in fiscal 2001. In particular, the Committee noted Mr. Packer's contributions to the Company's 12% increase in sales; the development and commercialization of multiple key diagnostic features to the M Series line of products; developments of its new AED for the public access defibrillation market; the development of the M Series CCT for critical care transport; and the expansion of the Company's sales force both in United States and other markets. Accordingly, the Committee awarded Mr. Packer a bonus of $75,000 for fiscal 2001.

                                          Submitted by the Compensation
                                          Committee for fiscal 2001

                                          DANIEL M. MULVENA, Chairman and
                                          JAMES W. BIONDI, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All executive officer compensation decisions are made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Mr. Mulvena and Dr. Biondi, neither of whom is an officer of the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditor's independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held six meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee for
                                          fiscal 2001

                                          THOMAS M. CLAFLIN, II, Chairman
                                          M. STEPHEN HEILMAN, M.D. and
                                          BENSON F. SMITH

INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP has served as the Company's independent auditors since 1984. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Audit Fees. During fiscal 2001, the aggregate fees and expenses billed for professional services rendered by Ernst & Young for the audit of the Company's annual financial statements and review of the Company's quarterly financial statements totaled $232,000

     Financial Information Systems Design and Implementation Fees. Ernst & Young did not bill the Company for any professional services rendered to the Company during fiscal 2001 in connection with the design and implementation of financial information systems, the operation of information systems or the management of local area networks.

     All Other Fees. During fiscal 2001, the aggregate fees and expenses billed for professional services rendered by Ernst & Young to the Company not covered in either of the preceding two paragraphs totaled $126,354, which were primarily for tax consulting services.

     The Audit Committee has considered whether the provisions of services by Ernst & Young is compatible with maintaining Ernst & Young's independence.

SEVERANCE ARRANGEMENTS

     Mr. Packer has an employment agreement with the Company providing for a severance payment of twelve months' salary in the event his employment is terminated by the Company without cause. The Agreement provides for non-competition for a period of three years following termination. At his fiscal 2001 base salary, Mr. Packer would be entitled to receive a severance payment of approximately $250,000 upon termination.

     Mr. Packer and Mr. Whiton each have a severance agreement with the Company that may be triggered upon a change in control of the Company. Mr. Packer's agreement provides for a severance payment if, within thirty-six months after a change in control, the Company terminates his employment for any reason or Mr. Packer resigns from the Company for any reason. In either case, Mr. Packer is entitled to receive 2.5 times the sum of (i) his base salary and (ii) most recent bonus paid prior to the change in control in one lump-sum payment, as well as health and dental insurance coverage for thirty months after his separation from the Company. Generally, if Mr. Whiton is terminated by the Company without cause (as defined in his severance agreement) or resigns from the Company for good reason (as defined in his severance agreement) within twelve months after a change in control of the Company, the Company must pay Mr. Whiton one times the sum of his base salary and most recent bonus in one lump-sum payment, as well as provide him with health and dental insurance coverage for twelve months after his separation from the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     M. Stephen Heilman, M.D. is Founder, Chairman and Chief Executive Officer of Lifecor, Inc., in which the Company has made a $2 million investment. Pursuant to an agreement entered into in connection with such investment, the Company has agreed to Dr. Heilman serving as a director of the Company, and a representative of the Company serving as a director of Lifecor, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely upon a review of reports furnished to the Company, each director, officer and beneficial owner of 10% of the Company's securities made timely filings of all reports required by Section 16 of the Exchange Act, with the following exceptions: M. Stephen Heilman, a director of the Company, filed two Form 4s after the applicable due date reporting the sale of 23,500 shares of Common Stock; and E.J. Jones, a vice president of the Company, also filed a Form 4 after the applicable due date reporting the sale of 11,100 shares of Common Stock.

                                   PROPOSAL 2

                   APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     On November 8, 2001 the Board of Directors unanimously adopted the Zoll Medical Corporation 2001 Stock Incentive Plan (the "2001 Stock Plan"). The Company adopted the 2001 Stock Plan because the Company's 1992 Stock Option Plan (the "1992 Stock Plan") provides that no options may be granted under the 1992 Stock Plan after April 22, 2002. The 1992 Stock Plan is the only plan under which the Company grants options to its officers and employees. In order for the Company to continue to be able to grant options to officers and employees after April 22, 2002, the Company has adopted, and is requesting that the stockholders approve, the 2001 Stock Plan.

     The Company also has a stock option plan for non-employee directors. Options under this plan cannot be granted to employees. The Company's only other stock option plan is the 1992 Stock Plan. Under the 1992 Stock Plan, the Company has granted options to purchase a total of 1,036,000 shares of Company Common Stock. Of these, options to purchase approximately 450,000 shares were exercisable and approximately 586,000 shares were not exercisable. The outstanding options under the 1992 Plan have been granted as follows:

     - approximately 611,000 shares to approximately 178 employees; and

     - 425,000 shares to executive officers and employee-directors of the Company.

     The weighted average exercise price of the outstanding options under the 1992 Stock Plan is $23.70. As of December 31, 2001, there were 127,000 shares remaining available for issuance under the 1992 Stock Plan. Though options granted under the 1992 Stock Plan may continue to be exercised after April 22, 2002, no new options may be issued under the 1992 Stock Plan after April 22, 2002.

     The Board of Directors recommends approval of the new 2001 Stock Plan to allow the Company to continue to attract and retain, through the granting of stock options and restricted stock, the best available officers, employees and key persons and to provide an incentive for officers, employees and key persons to use their best efforts on the Company's behalf. The 2001 Stock Plan provides for the granting of incentive stock options, non-qualified stock options, and restricted stock awards to purchase up to 435,000 shares of Company common stock, which represents 4.9% of the total number of outstanding shares. A copy of the 2001 Stock Plan is included as Exhibit B to this Proxy Statement and the summary below is qualified in its entirety by reference to the 2001 Stock Plan.

DESCRIPTION OF THE 2001 STOCK PLAN

     After April 22, 2002 no new options may be issued under the 1992 Stock Plan. In order for the Company to continue to be able to grant options to officers and employees after April 22, 2002, the Company has adopted, and is requesting that the stockholders approve, the 2001 Stock Plan. The purpose of the 2001 Stock Plan is to encourage and enable Company officers, employees and other key persons (including consultants) upon whose judgment, initiative and efforts the Company largely depends on for the successful conduct of its business to acquire a proprietary interest in the Company. Stock options, either "incentive stock options" as defined in Section 422 of the Internal Revenue Code (the "Code") or non-qualified stock options, and restricted stock awards may be granted under the 2001 Stock Plan.

     The 2001 Stock Plan will be administered either by the Board of Directors or the Compensation Committee (in either case, the "Administrator"). The Administrator has the sole discretion to select to whom and when stock options and restricted stock awards will be granted. Stock options and restricted stock awards may be granted to full or part-time officers and other employees and key persons (including consultants and prospective employees) of the Company and its subsidiaries. However, the 2001 Stock Plan provides that the maximum number of Company Common Stock that can be granted to any one individual grantee during any one calendar year is 100,000 shares of Common Stock.

     The Administrator shall determine the exercise price of options granted under the 2001 Stock Plan. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. In the case of an employee who owns (or is deemed to own) more than 10% of the combined voting power of all classes of Company Common Stock or any parent or subsidiary, the exercise price for an incentive stock option may not be less than 110% of the fair market value on the date of the grant. The exercise price for a non-qualified stock option shall not be less than 85% of the fair market value of the Company's Common Stock on the date of the grant. Options granted under the 2001 Stock Plan are subject to a vesting schedule and a stock option's term may be no more than ten years from the date of grant. In the case of an employee who owns (or is deemed to own) more than 10% of the combined voting power of all classes of Company Common Stock or any subsidiary, the term of an incentive stock option may be no more than five years from the date of grant. No award may be exercised after the expiration of its term.

     Upon the exercise of options, the option exercise price must be paid in full either by (i) cash, certified or bank check; (ii) by delivery (or attestation to the ownership) of shares of Company Common Stock that have been purchased by the individual grantee in the open market or that have been beneficially owned by the individual grantee for at least six months; (iii) broker assisted sales; or (iv) by the delivery of a promissory note if the Board of Directors has expressly authorized the loan of funds to the individual grantee for purpose of enabling or assisting exercise of the option, provided that at least the par value of the shares is paid other than by promissory note.

     The Administrator may also grant restricted stock awards under the 2001 Stock Plan. A grant of restricted stock is an award entitling the recipient to acquire shares of Company Common Stock, subject to such restrictions and conditions as the Administrator may determine at the time of the grant. The Administrator determines, on a case-by-case basis, the restrictions and conditions on each grant of restricted stock, but examples include achievement of performance goals and/or continuing employment with the Company. Restricted stock awards are typically subject to vesting schedules that may be tied to continued employment and/or the achievement of certain performance goals. If the recipient's employment (or other service relationship) with the Company and its subsidiaries terminates for any reason, the Company shall have the right to repurchase restricted stock that has not vested at the time of the termination at its original purchase price.

     The Administrator may, in its sole discretion, accelerate the exercisability of all or any portion of any stock options. To the extent not exercised, all options granted under the 2001 Stock Plan terminate upon the merger, liquidation, a sale of all or substantially all of the assets of the Company, or the sale of all the stock of the Company to an unrelated person or entity unless assumed by a successor entity or the substitution of new awards of the successor entity are granted. All shares of restricted stock issued under the 2001 Stock Plan are generally treated as fully vested on any merger, liquidation, a sale of all or substantially all of the assets of the Company, or the sale of all the stock of the Company to an unrelated entity or person.

     The Board of Directors may, at any time, amend or discontinue the 2001 Stock Plan, although stockholder approval is required for any material amendments and no such action may adversely affect any outstanding awards.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2001 STOCK PLAN

     The following is a summary of the principal Federal income tax consequences pertaining to options granted under the 2001 Stock Plan. It does not describe all Federal tax consequences under the 2001 Stock Plan, nor does it describe state or local tax consequences. You are advised to consult with a competent tax advisor for additional information about your particular circumstances.

     Incentive Options. Incentive options are intended to qualify as "incentive stock options" for Federal income tax purposes. Under the Code, an employee will not have taxable income when granted an incentive stock option or when he/she exercises an incentive stock option. If an employee exercises an incentive stock option and does not dispose of the shares until the later of (a) two years from the date the incentive stock option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain and the Company will not be entitled to any corresponding tax deduction. If an employee disposes of the shares within such one-year or two-year periods described above, in a manner so as to violate the holding period requirements, it will be considered a "disqualifying disposition." The employee will generally realize ordinary income in the year of the disposition, and the Company will receive a corresponding deduction in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the stock option was exercised over (2) the option exercise price. Any additional gain or loss that an employee realizes on the disposition will be long-term or short-term capital gain or loss, depending upon the employee's holding period for the shares. The employee will be considered to have disposed of his/her shares if he/she sells, exchanges, makes a gift of, or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition is by gift and violates the holding period requirements, the amount realized will be equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his/her incentive stock option.

     If an incentive stock option is exercised by an employee more than three months after an employee's employment with the Company terminates, the stock option will be treated as a non-qualified stock option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

     Non-Qualified Option. There are generally no Federal income tax consequences to either the employee or the Company on the grant of a non-qualified stock option. When an employee exercises a non-qualified stock option, he/she will have taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the exercise price of the option. The employee's tax basis for the shares of Common Stock on acquiring a non-qualified stock option will be increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a non-qualified stock option, the employee will realize long-term or short-term capital gain or loss, depending upon his or her holding period for such shares.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of a non-qualified stock option.

     Restricted Stock Awards. There are generally no Federal income tax consequences to either the employee or the Company on the grant of restricted stock. When the restricted stock is no longer subject to a substantial risk of forfeiture (as defined in the Code) or becomes transferable, an employee will realize taxable ordinary income in an amount equal to the fair market value of such number of shares of Common Stock which have become nonforfeitable or transferable, less the amount the employee paid for the shares, and the Company will be entitled to a deduction for tax purposes in the same amount. However, an employee may make an election with the Internal Revenue Service under Section 83(b) of the Code within thirty days of the grant of restricted stock and recognize taxable ordinary income in the year the shares of restricted stock are awarded to the employee, in an amount equal to the fair market value of such shares at the time of the award determined without regard to the restrictions, less the amount the employee paid for the shares. In that event, the Company will be entitled to a corresponding tax deduction. Any gain or loss that the employee realizes upon the subsequent disposition of common stock will be capital gain or loss, and will not result in any further deductions to the Company. If an employee makes an 83(b) Election and subsequently forfeits the shares, the employee will not be entitled to a deduction as a consequence of that forfeiture, but the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

MARKET VALUE

     On September 28, 2001 the closing price of a share of Common Stock on the Nasdaq National Market was $35.60. Based on such closing price, the maximum aggregate market value of the Common Stock eligible for issuance under the 2001 Stock Plan would be approximately $15,486,000.00

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the shares of Common Stock voting on the approval of the 2001 Stock Plan is required for approval of the 2001 Stock Plan. The Board of Directors recommends a vote FOR the approval of the 2001 Stock Plan.

                                 OTHER MATTERS

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table presents information regarding beneficial ownership of the Company's Common Stock as of September 30, 2001 by (i) each of the Named Executive Officers and (ii) the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock based on certain filings made under Section 13 of the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

                                                              NO. OF SHARES   PERCENT
NAME AND ADDRESS                                              BENEFICIALLY      OF
OF BENEFICIAL OWNER                                               OWNED        CLASS
-------------------                                           -------------   -------
Richard A. Packer(1)........................................       92,800          1%
A. Ernest Whiton(2).........................................        5,875       *
Donald Boucher (3)..........................................       17,875       *
Steven K. Flora(4)..........................................       20,125       *
Ward M. Hamilton(5).........................................        9,625       *
Kopp Investment Advisors, Inc., Kopp Holding Company and
  LeRoy C. Kopp(6)..........................................    1,276,175       14.4%
  7701 France Avenue South
  Suite 500
  Edina, MN 55435
AMVESCAP PL(7)..............................................    1,218,990      13.72%
  11 Devionshire Square
  London, EC2M 4YR, England
  or
  1315 Peachtree Street, N.E
  Atlanta, GA 30309
Mellon Financial Corporation(8)(9)..........................      570,231       6.42%
  One Mellon Center
  Pittsburgh, PA 15258
Mellon Bank N.A.(8)(9)......................................      543,231       6.11%
  c/o Mellon Financial Corporation
  One Mellon Center
  Pittsburgh, PA 15258
Founders Asset Management LLC(8)(9).........................      509,769       5.74%
  c/o Mellon Financial Center
  One Mellon Center
  Pittsburgh, PA 15258
Pilgrim Baxter & Associates Ltd.(10)........................      475,700       5.35%
  825 Duportail Road
  Wayne, PA 19087
Provident Investment Counsel, Inc.(11)......................      463,106       5.21%
  300 North Lake Avenue
  Pasadena, CA 91101-4106

---------------

  *  Less than 1%.

 (1) Includes 79,500 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days after September 30, 2001. Does not include options to purchase 57,500 shares of Common Stock which are not exercisable within 60 days after September 30, 2001.

 (2) Represents 5,875 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2001. Does not include options to purchase 29,375 shares of Common Stock which are not exercisable within 60 days after September 30, 2001.

 (3) Represents 17,875 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2001. Does not include options to purchase 9,375 shares of Common Stock which are not exercisable within 60 days after September 30, 2001.

 (4) Includes 16,125 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2001. Does not include options to purchase 19,375 shares of Common Stock which are not exercisable within 60 days after September 30, 2001.

 (5) Includes 9,625 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days after September 30, 2001. Does not include options to purchase 9,375 shares of Common Stock which are not exercisable within 60 days after September 30, 2001.

 (6) Based on information set forth in a Schedule 13G filed under the Exchange Act on January 29, 2001.

 (7) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on December 11, 2000.

 (8) Based on information set forth in a Schedule 13G filed under the Exchange Act on January 22, 2001.

 (9) Mellon Bank N.A. and Founders Asset Management LLC are direct and/or indirect subsidiaries of Mellon Financial Corporation and the holdings of such subsidiaries are incorporated in the holdings of Mellon Financial Corporation.

(10) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on February 14, 2001.

(11) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on August 13, 2001.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Company's proxy statement for the Company's 2003 Annual Meeting, it must be received at the principal executive offices of the Company on or before September 13, 2002. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

     In addition, the Company's By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive offices (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the "Anniversary Date") or (b) in the case of a special meeting of stockholders in lieu of the annual meeting or in the event that the annual meeting of stockholders is called for a date more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any such proposal should be mailed to:
Zoll Medical Corporation, 32 Second Avenue, Northwest Park, Burlington, Massachusetts 01803, Attention: Clerk.

   REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD
                                     TODAY.

                                                                       EXHIBIT A

                            ZOLL MEDICAL CORPORATION

                            AUDIT COMMITTEE CHARTER

I.  GENERAL STATEMENT OF PURPOSE

     The Audit Committee of the Board of Directors (the "Audit Committee") of ZOLL (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence of the Company's external independent auditor.

II.  AUDIT COMMITTEE COMPOSITION

     The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.  MEETINGS

     The Audit Committee generally is to meet two times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.  AUDIT COMMITTEE ACTIVITIES

     The principal activities of the Audit Committee will generally include the following:

     A.  REVIEW OF CHARTER

        - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

        - Review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executives")

        - Review and discuss with management (including the Company's Senior Accounting Executives) and with the independent auditor:

           (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

           (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

           (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

        - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Acts of 1995.

        - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

        - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

        - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

        - Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

     C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

        - Review and discuss with management and the independent auditor such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

     D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

        - Recommend to the Board the appointment of the independent auditor.

        - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee.

        - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgment of the Audit Committee, recommend that the Board replace the independent auditor.

        - Review on an annual basis the fees to be paid to the independent auditor.

        - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by the Independent Standards Board Standard No. 1, as may be modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and based on such discussion take or recommend the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

     E.  GENERAL

        - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

        - The Audit Committee may consider the matters referred to in Item 9(e)(4) of Regulation 14A of the Securities Exchange Act of 1934 (or any successor provision) in performing its oversight function hereunder. The Audit Committee may perform such other oversight functions as may be requested by the Board from time to time.

        - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals consulted with by the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

        - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                                                       EXHIBIT B

                            ZOLL MEDICAL CORPORATION
                           2001 STOCK INCENTIVE PLAN

     SECTION 1.  General Purpose of the Plan; Definitions

     The name of the plan is the ZOLL Medical Corporation 2001 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and other key persons (including consultants) of ZOLL Medical Corporation, a Massachusetts Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Administrator" is defined in Section 2(a).

          "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards.

          "Board" means the Board of Directors of the Company.

          "Change of Control" is defined in Section 11.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          "Committee" means the Committee of the Board referred to in Section 2.

          "Corporate Transaction" is defined in Section 11(c)(iii).

          "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

          "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 13.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

          "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Incumbent Directors" is defined in Section 11(c)(ii).

          "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

          "Restricted Stock" is defined in Section 6(a).

          "Restricted Stock Award" means Awards granted pursuant to Section 6.

          "Sale Event" is defined in Section 3(c).

          "Sale Price" is defined in Section 3(c).

          "Stock" means the Common Stock, par value $0.02 per share, of the Company, subject to adjustments pursuant to Section 3.

          "Subsidiary" or "Subsidiaries" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

          "Voting Securities" is defined in Section 11(c)(i).

     SECTION 2. Administration of Plan; Administrator Authority to Select Grantees and Determine Awards

     (a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

     (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the individuals to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards or any combination of the foregoing, granted to any one or more grantees;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

          (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

     (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the price of Restricted Stock and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

     (d) Indemnification. Neither the Administrator, the Board nor the Committee, nor any member of any of them or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Administrator, the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

     SECTION 3.  Stock Issuable Under the Plan; Mergers; Substitution

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 435,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 50,000 shares shall be issued in the form of Restricted Stock Awards except to the extent such Awards are granted in lieu of cash compensation or fees. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 100,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

     (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Restricted Stock Awards, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

     The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

     Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

     (c) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

     SECTION 4.  Eligibility

     Grantees under the Plan will be such full or part-time officers and other employees and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

     SECTION 5.  Stock Options

     Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after November 7, 2011.

     (a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85 percent of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

             (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

             (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

             (D) By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law.

             (E) Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company, or its parent and Subsidiaries, become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

     SECTION 6.  Restricted Stock Awards

     (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

     (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

     (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 9 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 6(c) above.

     (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

     SECTION 7.  Tax Withholding

     (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

     (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or

(ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

     SECTION 8.  Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

     SECTION 9.  Amendments and Termination

     The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this
Section 9 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

     SECTION 10.  Status of Plan

     With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

     SECTION 11.  Change of Control Provisions

     Upon the occurrence of a Change of Control as defined in this Section 11:

          (a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option shall automatically become fully exercisable.

          (b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

          (c) "Change of Control" shall mean the occurrence of any one of the following events:

             (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

             (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

             (iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

             (iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 25 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

     SECTION 12.  General Provisions

     (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

     (e) Loans to Grantees. The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

     (f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

     SECTION 13.  Effective Date of Plan

     This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

     SECTION 14.  Governing Law

     This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  November 8, 2001

DATE APPROVED BY STOCKHOLDERS:

                                                                     ZOLCM-PS-02

ZOLL MEDICAL CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                            ZOLL MEDICAL CORPORATION

     Dear Stockholder:

     Please take note of the important information regarding the Company's management and financial results enclosed with this proxy card.

     Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark one box for each proposal on the proxy card below to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders to be held February 12, 2002.

     Thank you in advance for your prompt consideration of these matters. This will help the Company avoid the expense of subsequent mailings.

     Sincerely,

     ZOLL MEDICAL CORPORATION


                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     1 Proposal to elect the following persons as Class I Directors to serve until the 2005 Annual Meeting and until their successors are duly elected and qualified.

        Nominees:   (01) DANIEL M. MULVENA
                    (02) BENSON F. SMITH

               FOR                           WITHHELD
               ALL    [ ]                [ ] FROM ALL
             NOMINEES                        NOMINEES

        [ ] _________________________________________
            For all nominees except as noted above

     2  Proposal to approve the Zoll Medical Corporation 2001 Stock Incentive
        Plan.

            FOR [ ]             [ ] AGAINST              [ ] ABSTAIN

     3 In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.









     Mark box at right if an address change or comment has been noted on the
     reverse side of this card.                                              [ ]


     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2001 Annual Report and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Signature ________________ Date _______ Signature _________________ Date _______

                            ZOLL MEDICAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 12, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard A. Packer and A. Ernest Whiton and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Zoll Medical Corporation (the "Company") held by the undersigned as of the close of business on December 31, 2001, at the Annual Meeting of Stockholders to be held at Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 on Tuesday, February 12, 2002, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the two nominees for Class I Directors and FOR the approval of the Zoll Medical Corporation 2001 Stock Incentive Plan. The Board of Directors recommends a vote "FOR" Proposal 1 and a vote "FOR" Proposal 2. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.


--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------